                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated February 17, 2000, and to all references to our Firm included in or made a part of this Registration Statement No. 333-31032.

                                                /s/ Arthur Anderson LLP

Ann Arbor, Michigan,
   July 6, 2000.